UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2002

Northrim BanCorp, Inc.

(Exact name of registrant as specified in its charter)

Alaska

(State or other jurisdiction of incorporation)

000-33501	92-0175752

(Commission File Number)	(IRS Employer Identification No.)

3111 C Street
Anchorage, AK 99503
(Address of principal executive offices) (Zip Code)

(907) 562-0062
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.C

FORM 8-K

NORTHRIM BANCORP, INC.
Anchorage, Alaska

Item 5. Other Events

Northrim BanCorp, Inc. announced today that its Board of Directors has approved a stock repurchase program authorizing the repurchase of up to 306,372 shares of the Company’s common stock, representing approximately 5% of the Company’s current outstanding shares.

A copy of Northrim’s News Release containing the announcement is attached as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial statements — not applicable

(b)	Pro forma financial information — not applicable

(c)	Exhibits: News Release issued by Northrim BanCorp, Inc. dated September 12, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHRIM BANCORP, INC.

Date: September 12, 2002	By:	/s/ R. Marc Langland

R. Marc Langland Chairman, President & CEO

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